UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2023

OneSpan Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 766-4001

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OSPN	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2023, the Board of Directors of OneSpan Inc. (the “Company”) unanimously adopted amended and restated by-laws of the Company (as so amended and restated, the “Bylaws”). The Bylaws, which became effective upon adoption, make modifications to reflect recent changes to applicable laws as well as certain procedural and other updates. The Bylaws, among other things:

•	Modify the provisions relating to adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, in each case, to reflect amendments to the Delaware General Corporation Law;
•	Authorize the presiding officer or secretary of stockholder meetings to adjourn stockholder meetings, whether or not a quorum is present;
•	Revise and enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submission of proposals regarding other business at stockholders’ meetings, by:
o	Requiring certain disclosures and representations relevant to the nomination or proposal from proposing stockholders and beneficial owners and the respective affiliates and associates of, or others acting in concert with, each such stockholder and such beneficial owner (each, a “Stockholder Associated Person”);
o	Providing that if any stockholder, beneficial owner and/or Stockholder Associated Person that intends to solicit proxies in support of any nominees other than the Company’s nominees provides the notice and information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then such stockholder, beneficial owner and/or Stockholder Associated Person, must at the Company’s request, provide to the Company, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements set forth in Rule 14a-19(a) of the Exchange Act to solicit the holders of shares of at least 67% of the voting power of shares entitled to vote on the election of directors and to include a statement to that effect in its proxy statement or form of proxy; and
o	Providing that if any stockholder, beneficial owner and/or Stockholder Associated Person fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such requirements have been met), then the Company will disregard the nomination of each of the director nominees proposed by such stockholder, beneficial owner and/or Stockholder Associated Person and any proxies or votes solicited for such nominees.
•	Provide that the attendance of a director at a Board or Board committee meeting shall constitute waiver of notice of such meeting, unless the director attends for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully convened;
•	Clarify that only the Board may fill director vacancies, except as otherwise required by law or the Company’s certificate of incorporation and subject to the rights of the holders of any series of preferred stock with respect to the election of directors;

•	Establish the Delaware Court of Chancery (or, if such Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) as the exclusive forum for certain actions, including certain stockholder and intra-corporate disputes, and establish the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended;
•	Add an emergency by-law provision to provide clarity and authority to directors and certain officers during an emergency situation that would otherwise prevent a quorum of the Board or a Board committee from being achieved; and
•	Make various other updates, including certain technical, conforming and clarifying changes.

The foregoing description of the Bylaws is qualified in its entirety by reference to the complete text of the Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01.      Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of OneSpan Inc., effective as of January 30,2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2023	ONESPAN INC.

	By:	/s/ Lara Mataac
	Name:	Lara Mataac
	Title:	General Counsel